BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website:  www.nvsos.gov

Certificate of Change Pursuant
to NRS 78.209

USE BLACK INK ONLY – DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1.

Name of corporation:

Sunvalley Solar, Inc.

2.

The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3.

The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

90,000,000 shares of Common Stock, par value $0.001 per share

  1,000,000 shares of Preferred Stock, par value $0.001 per share

4.

The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

4,500,000 shares of Common Stock, par value $0.001 per share 1,000,000 shares of Preferred Stock, par value $0.001 per share

5.

The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

4,357,849 shares of Common Stock, par value $0.001 per share

Preferred Shares are not affected by the change.  1,000,000 Class A Preferred Shares will be outstanding.

6.

The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of script to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Any fractional shares of Common Stock will be rounded up to the nearest whole share.

7.

Effective date and time of filing:  (optional)

Date:  July 13, 2015

Time:  5:00 p.m. Eastern Time

8.

Signature (required):

X  /s/ Zhijian (James) Zhang

President

Signature of Officer

Title

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split

Revised 1-5-15